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                                                                    Exhibit 10.9

                                  OFFICE LEASE


                                     Between


                       208 SOUTH LASALLE ASSOCIATES, L.P.
                                   as Landlord


                                       And


                        LODESTAR FINANCIAL SERVICES, INC.
                                    as Tenant

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                                LEASE INDEX

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                                                                                    Page
1.     BASIC LEASE PROVISIONS .....................................................    1
2.     DEMISE AND TERM ............................................................    2
3.     RENT .......................................................................    2
4.     USE ........................................................................    4
5.     CONDITION OF PREMISES ......................................................    5
6.     BUILDING SERVICES ..........................................................    5
7.     RULES AND REGULATIONS ......................................................    6
8.     CERTAIN RIGHTS RESERVED TO LANDLORD ........................................    6
9.     MAINTENANCE AND REPAIRS ....................................................    7
10.    ALTERATIONS ................................................................    7
11.    INSURANCE ..................................................................    8
12.    WAIVER AND INDEMNITY .......................................................    8
13.    FIRE AND CASUALTY ..........................................................    9
14.    CONDEMNATION ...............................................................   10
15.    ASSIGNMENT AND SUBLETTING ..................................................   10
16.    SURRENDER ..................................................................   11
17.    DEFAULTS AND REMEDIES ......................................................   11
18.    HOLDING OVER ...............................................................   13
19.    SECURITY DEPOSIT ...........................................................   13
20.    SUBSTITUTION OF OTHER PREMISES .............................................   13
21.    DEMOLITION OR RENOVATION ...................................................   14
22.    ESTOPPEL CERTIFICATES ......................................................   14
23.    SUBORDINATION ..............................................................   14
24.    QUIET ENJOYMENT ............................................................   15
25.    BROKER .....................................................................   15
26.    NOTICES ....................................................................   15
27.    MISCELLANEOUS ..............................................................   15

EXHIBIT "A"                                                                  FLOOR PLANS
EXHIBIT "B"                                                        RULES AND REGULATIONS
EXHIBIT "C"                                                        WORK LETTER AGREEMENT
EXHIBIT "D"                                                         DRAWINGS OF PREMISES
EXHIBIT "E"                                                           BUILDING STANDARDS

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                                  OFFICE LEASE

       THIS LEASE (this "Lease") is made as of this 31st day of August, 1995 between 208 SOUTH LASALLE ASSOCIATES, L.P., an Illinois limited partnership ("Landlord") having an address at 208 South LaSalle Street, Suite 1602, Chicago, Illinois 60604 and LODESTAR FINANCIAL SERVICES, INC., an Illinois corporation ("Tenant"), for space in the building known as 208 South LaSalle Street, Chicago, Illinois 60604 (such building, together with the land upon which it is situated, being herein referred to as the "Building"). The following Basic Lease Provisions (the "Lease Provisions") set forth certain basic terms of this Lease:

1.     BASIC LEASE PROVISIONS.

       1.1    Suite Number(s): 1710, as shown on Exhibit A attached hereto.

       1.2    Rentable Square Feet: 3,319

       1.3    Base Rent:

                                      Annual Rent        Monthly Rent
              11/1/95-10/31/96        $51,444.48          $4,287.04
              11/l/96-10/31/97        $53,103.96          $4,425.33
              11/l/97-10/31/98        $54,763.56          $4,563.63
              11/1/98-10/31/99        $56,423.04          $4,701.92
              11/1/99-10/31/00        $58,082.52          $4,840.21
              11/1/00-10/31/01        $59,742.00          $4,978.50
              11/1/01-12/31/02        $61,401.48          $5,116.79

       1.4    Abated Rent: Base Rent shall abate for such portions of the first
                           (1st) two (2) calendar months of the Commencement Date that Tenant is not in Default (as hereinafter defined) under the terms of the Lease.

       1.5    Tenant's Proportionate Share: .4194%

       1.6    Base Expenses or Base Expense Year: 1995

       1.7    Base Taxes or Base Tax Year: 1995

       1.8    Security Deposit: $4,287.04

       1.9    Broker For Landlord: S.N. Phelps Realty L.L.C.

              Broker For Tenant: Strobeck Real Estate

       1.10   Term of Lease: Seven (7) years, two (2) months

       1.11   Commencement Date: November 1, 1995

       1.12   Notices to Landlord: 208 South LaSalle Associates, L.P.
                                   208 South LaSalle Street, Suite 1602
                                   Chicago, IL 60604
                                   Attention: General Manager

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              Notices to Tenant:   Lodestar Financial Services, Inc.
                                   208 South LaSalle
                                   Suite 1710
                                   Chicago, IL 60604
                                   Attention: William Goldstein

2. DEMISE AND TERM. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") described in Section 1.1 of the Lease Provisions and shown on the plan attached hereto as Exhibit "A", subject to the covenants and conditions set forth in this Lease, for a term (the "Term") described in Section 1.10 of the Lease Provisions commencing on the date (the "Commencement Date") described in Section 1.11 of the Lease Provisions and expiring on the date (the "Expiration Date") as determined by adding the Term to the Commencement Date, unless terminated earlier as otherwise provided in this Lease. Within five (5) business days after its receipt of Landlord's request (the "Date Confirmation Letter"), Tenant shall confirm in writing to Landlord on or before occupancy of the Premises, the actual Commencement Date and the Expiration Date by its execution and return of the Date Confirmation Letter.

3.     RENT.

       3.1 Definitions. For purposes of this Lease, the following terms shall have the following meanings:

       3.1.1 "Base Expenses" or "Base Expense Year" shall mean the amount or the year set forth in Section 1.6 of the Lease Provisions.

       3.1.2 "Base Taxes" or "Base Tax Year" shall mean the amount or the year set forth in Section 1.7 of the Lease Provisions.

       3.1.3 "Expenses" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building. If the cost incurred in making an improvement or replacing any equipment is not fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, the cost shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord. Expenses shall not include: (a) costs of tenant alterations; (b) interest and principal payments on mortgages; (c) advertising expenses and leasing commissions; (d) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Expense Escalation (as hereinafter defined); (e) legal expenses of negotiating leases or pursuing collections; (f) salaries, wages or other compensation of any personnel of Landlord or its managing agent above the grade of the Building's general manager; and (g) the cost of service or materials furnished to any tenant in the Building that are not generally furnished to other tenants. Expenses shall be determined on a cash or accrual basis, as Landlord may elect. If less than 100% of the rentable square feet in the Building is rented or occupied at any time during any calendar year, operating expenses for such calendar year shall be an amount equal to the Expenses which would normally be expected to be incurred had 100% of the Building's rentable square feet been occupied and had Landlord been supplying services to 100% of the Building's rentable square feet throughout such calendar

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       year (such occupancy adjustments to Expenses and/or Taxes shall also be made in determining the Base Expenses and/or Base Taxes).

       3.1.4 "Rent" shall mean Base Rent, Rent Escalation, Expense Escalation, Tax Escalation (as such terms are hereinafter defined) and any other sums or charges due by Tenant hereunder.

       3.1.5 "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including, without limitation, all costs and expenses of protesting any such items. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes. For the purposes of determining Taxes for any given year, the amount to be included for such year (a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such year, or, at Landlord's option, special assessments levied, assessed or otherwise imposed for such year without regard to when such special assessments are payable, and (b) from all other Taxes shall be the amount due and payable in such year, or at Landlord's option, Taxes levied, assessed or otherwise imposed for such year without regard to when such Taxes are payable.

       3.1.6 "Tenant's Proportionate Share" shall mean the percentage set forth in Section 1.4 of the Lease Provisions.

       3.2 Components of Rent. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

       3.2.1 Base rent ("Base Rent") to be paid in monthly installments in the amounts as set forth in Section 1.3 of the Lease Provisions.

       3.2.2 Tax Escalation and Expense Escalation ("Tax Escalation and Expense Escalation") in an amount equal to Tenant's Proportionate Share of (a) the increase in expenses for any calendar year over the Base Expenses and
       (b) the increase in Taxes for any calendar year over the Base Taxes. (If Sections 1.6 and 1.7 of the Lease Provisions set forth a Base Expense Year and a Base Tax Year rather than Base Expenses and Base Taxes, the Base Expenses and the Base Taxes shall equal the amount of Expenses and Taxes, respectively, for the Base Expense Year and the Base Tax Year.) Prior to each calendar year, Landlord shall estimate the amount of the Tax Escalation and Expense Escalation due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. At the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of the Tax Escalation and Expense Escalation that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such report, Tenant shall pay to Landlord the amount of the Tax Escalation and Expense Escalation due for such calendar year minus any

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       payments of the Tax Escalation and Expense Escalation made by Tenant for such year. If Tenant's estimated payments of the Tax Escalation and Expense Escalation exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant. Tenant shall have the right for a period of ninety (90) days after its receipt of Landlord's report to audit Expenses and Taxes. In the event the results of such audit disclose an overstatement of either Taxes or Expenses by ten percent (10%) or more, Landlord agrees to reimburse Tenant for its reasonable out-of-pocket expenses incurred in connection with such audit.

       3.3 Payment of Rent. The following provisions shall govern the payment of Rent.

       3.3.1 All Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease. Payment shall be delivered to the Landlord at the address set forth above or at such other address as Landlord may designate from time to time.

       3.3.2 Any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of fifteen percent (15%) per annum, but in no event higher than the maximum rate permitted by law (the "Default Rate"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of such payment.

       3.3.3 In the event of the termination of this Lease prior to the determination of any Tax Escalation and Expense Escalation, Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) and Tenant's agreement to pay any such sums shall survive the termination of this Lease.

       3.3.4 No adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Lease Provisions.

       3.3.5 Each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due.

       3.3.6 If Landlord fails to give Tenant an estimate of Tax Escalation and Expense Escalation prior to the beginning of any calendar year, Tenant shall continue to pay Tax Escalation and Expense Escalation at the rate for the previous calendar year until Landlord delivers such estimate.

4. USE. Tenant shall occupy and use the Premises only as general office use and for no other purposes. Tenant shall comply with all federal, state and municipal laws, ordinances and regulations and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances, medical waste or drugs to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord (which Landlord may

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withhold in its sole discretion) and then only in compliance with all applicable environmental laws.

5. CONDITION OF PREMISES. Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as expressly stated in the Work Letter Agreement attached hereto as Exhibit "C".

6.     BUILDING SERVICES.

       6.1 Basic Services. Landlord shall furnish the following services in keeping with the standards of similarly situated first-class office buildings:
(i) heating and air conditioning to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 A.M. to 6:00 P.M., Saturdays from 8:00 A.M. to 1:00 P.M., and the remainder of weekends and holidays excepted;
(ii) water for drinking, and, subject to Landlord's approval, cold water at Tenant's expense for any private restrooms and office kitchen requested by Tenant; (iii) men's and women's restrooms at locations designated by Landlord and in common with other tenants of the Building; (iv) daily janitor service in the Premises and common areas of the Building, weekends and holidays excepted, including periodic outside window washing of the perimeter windows in the Premises; and (v) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; and freight elevator service daily, weekends and holidays excepted, upon request of Tenant and subject to scheduling and charges by Landlord.

       6.2 Electricity. Electricity shall be distributed to the Premises either by the electric utility company serving the Building or, at Landlord's option, by Landlord; and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Premises, Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord's charges, which charges shall be based, at Landlord's option, either on meter readings or on a survey of Tenant's electrical usage made by Landlord or on Tenant's pro rata share of all space, including the Premises, which is commonly metered with the Premises. If the electric utility company is distributing electricity to the Premises, Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning or other systems serving the Premises, shall be paid for by Tenant.

       6.3 Telephones. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Landlord acquires ownership of the telephone cables in the Building at any time, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may reasonably prescribe. As of the date of this Lease, telephone service can be made available to the Premises through public telephone companies that will be adequate for general office purposes.

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       6.4    Additional Services. Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including services at times other than those stated above), Tenant shall pay Landlord's then prevailing charges for such services. If Tenant shall fail to make any such payment, then without notice to Tenant and in addition to all other remedies available to Landlord, Landlord may discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises. In addition, if Tenant's concentration of personnel or equipment adversely affects the temperature or humidity in the Premises or the Building, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay for the cost of installation and maintenance thereof.

       6.5 Failure or Delay in Furnishing Services. Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 27.8, provided, however, in the event such failure or delay shall continue for more than ten (10) consecutive days, Tenant's obligation to pay Base Rent and Tax Escalation and Expense Escalation shall abate beginning the eleventh (11th) day and be reinstated upon return of services. In no event shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due, or from any other obligations of Tenant under this Lease.

7. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the rules and regulations listed on Exhibit "B" attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey such rules and regulations. Landlord shall not be obligated to enforce such rules and regulations against any person, and the failure of Landlord to enforce any such rules and regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.

8. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice, except as otherwise stated below, to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises upon prior notice; (b) to install and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, upon prior notice (except in the event of emergencies) provided, however, such interruption or suspension shall not unreasonably interfere with Tenant's use of or access to the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or

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inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; and (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

9. MAINTENANCE AND REPAIRS. Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term. In addition, Tenant shall reimburse Landlord for the cost of any repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, to the extent Landlord is not reimbursed for such costs under its insurance policies. Subject to the preceding sentence, Landlord shall perform any maintenance or make any repairs to the Building as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority.

10.    ALTERATIONS.

       10.1 Limitations. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an "Alteration") without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. In the event Tenant proposes to make any Alteration, Tenant shall, prior to commencing such Alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) sworn statements, including the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such Alteration. Tenant agrees to pay Landlord's standard charges which charges shall be in an amount equal to five percent (5%) of the cost of such Alteration for review of all such items and supervision of the Alteration. Neither approval of the plans and specifications nor supervision of the Alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such Alteration with applicable law. Tenant shall pay the entire cost of the Alteration and, if requested by Landlord, shall deposit with Landlord prior to the commencement of the Alteration, security for the payment and completion of the Alteration in form and amount required by Landlord. Each Alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each Alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each Alteration shall be performed by union contractors if required by Landlord and in harmony with Landlord's employees, contractors and other tenants. Each Alteration made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such Alteration at Tenant's sole cost and expense in accordance with

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the provisions of Section 16, provided, however, Tenant shall not be required to remove any such Alteration if Landlord has indicated in writing of its prior agreement that such Alteration may remain in the Premises at the expiration of the Lease.

       10.2 Lien Waivers. Upon completion of any Alteration, Tenant promptly shall furnish Landlord with sworn owner's and contractors statements and full and final waivers of lien covering all labor and materials included in such Alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof or any interest therein, arising out of any Alteration performed, or alleged to have been performed, by, on behalf of, or at the direction of Tenant. If any such lien is filed, Tenant, within ten (10) days thereafter, shall have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

11. INSURANCE. Tenant, at its expense, shall maintain at all times during the Term the following insurance policies: (a) fire insurance, including extended coverage, vandalism, malicious mischief and water damage coverage and demolition and debris removal, insuring the full replacement cost of all improvements, alterations or additions to the Premises made at Tenant's expense, and all other property owned or used by Tenant and located in the Premises; (b) commercial general liability insurance, contractual liability insurance and property damage insurance with respect to the Building and the Premises, with limits to be set by Landlord from time to time but in any event not less than $1,000,000 combined single limit for personal injury, sickness or death or for damage to or destruction of property for any one occurrence; and (c) insurance against such other risks and in such other amounts as Landlord may from time to time reasonably require. The form of all such policies and deductibles thereunder shall be subject to Landlord's prior approval. All such policies shall be issued by insurers acceptable to Landlord and licensed to do business in the State of Illinois and shall contain a waiver of any rights of subrogation thereunder. In addition, the policies shall name Landlord and any other parties designated by Landlord as additional insureds, shall require at least thirty (30) days' prior written notice to Landlord of termination or modification and shall be primary and not contributory. Tenant, at least ten (10) days prior to the Commencement Date, and within ten (10) days prior to the expiration of each such policy, shall deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

12.    WAIVER AND INDEMNITY.

       12.1 Waiver. Except in the event of Landlord's negligence or willful misconduct, Tenant releases Landlord, its property manager and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property

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manager and their respective agents and employees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 11 above, whether or not such loss or damage is due to the fault or negligence of Landlord, its property manager or their respective agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.

       12.2 Indemnity. Tenant agrees to indemnify, defend and hold harmless Landlord, its property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys' fees and expenses), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Building and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. Without limiting the foregoing, Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, damages, costs and expenses (including attorneys' fees and expenses) arising out of the use or storage of hazardous or toxic materials in the Building by Tenant, its subtenants, assignees, invitees, employees, contractors and agents. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant's sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.

13. FIRE AND CASUALTY. If all or a substantial part of the Premises or the Building is rendered untenantable by reason of fire or other casualty, Landlord may, at its option, either restore the Premises and the Building, or terminate this Lease effective as of the date of such fire or other casualty. Landlord agrees to give Tenant written notice within ninety (90) days after the occurrence of any such fire or other casualty designating whether Landlord elects to so restore or terminate this Lease. If Landlord elects to terminate this Lease, Rent shall be paid through and apportioned as of the date of such fire or other casualty. If Landlord elects to restore, Landlord's obligation to restore the Premises shall be limited to restoring those improvements in the Premises existing as of the date of such fire or other casualty which were made at Landlord's expense and shall exclude any furniture, equipment, fixtures, additions, alterations or improvements in or to the Premises which were made at Tenant's expense. If Landlord elects to restore, Rent shall abate for that part of the Premises which is untenantable on a per diem basis from the date of such fire or other casualty until Landlord has substantially completed its repair and restoration work, provided that Tenant does not occupy such part of the Premises during said period. Notwithstanding the foregoing, Tenant may elect to terminate this Lease upon thirty (30) days prior written notice to Landlord in the event
(i) Landlord elects to restore and Landlord estimates that such restoration will take in excess of two hundred ten (210) days, or (ii) any damage to the Building or Premises occurs in the final year of the Lease and prevents Tenant from occupying all of the Premises for more than thirty (30) days.

         Notwithstanding the foregoing, there shall be no abatement of Rent or Tax Escalation or Expense Escalation by reason of any portion of the Building being unusable or inaccessible for a period equal to five (5) consecutive business days or less. If the cause of the damage or destruction is an earthquake or a flood, Tenant shall be entitled to an abatement of rent only when and if Landlord receives reimbursement for such rent from

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

insurance proceeds, if any. If such damage or destruction occurs as a result of the negligence or the intentional acts of Tenant or Tenant's employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

14. CONDEMNATION. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business.

15.    ASSIGNMENT AND SUBLETTING.

       15.1 Landlord's Consent. Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, pledge, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For purposes of this paragraph, the Transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer; provided, however, that the issuance of new shares of capital stock in the Tenant or the transfer of existing shares of capital stock in the Tenant to employees or employee's family members for estate planning purposes shall not constitute a "Transfer" hereunder.

       15.2 Standards for Consent. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 15.3, Landlord shall not unreasonably

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

withhold its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building;
(ii) the financial condition of the transferee is such that it may not be able to perform, or may be less able than Tenant to perform, its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee is a governmental entity or is an existing tenant of the Building. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor, shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

       15.3 Recapture. Landlord shall have the right to terminate this Lease as to that portion of the Premises which is the subject of a Transfer or proposed Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished (or failed to furnish) to Landlord all of the items required under Section 15.2. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. If Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any attorneys' fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

16. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any Alterations pursuant to Section 10.1, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such Alterations. If Tenant does not remove such Alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises; and Tenant shall pay to Landlord upon demand the cost of such removal and restoration. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to the termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, without notice to Tenant and without obligation to compensate Tenant.

17.    DEFAULTS AND REMEDIES.

       17.1 Default. The occurrence of any of the following shall constitute a default ("Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within five (5) days after notice from Landlord, (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days after notice from Landlord (or immediately if the failure involves a hazardous condition), provided, however, that if such failure cannot be reasonably cured within thirty (30) days then such period shall be extended so long as Tenant is prosecuting such cure with diligence (except in the case of Force Majeure); or (iii) Tenant's leasehold interest is levied upon or attached under process of law, (iv) Tenant abandons or vacates the Premises, (v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30) days after filing, or (vi) Tenant or any guarantors of this Lease die or dissolve.

       17.2 Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect to terminate this Lease, or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

       17.3 Reletting. If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration and other fees and expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and in no event shall any portion thereof be payable to Tenant.

       17.4 Termination of Lease. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant), both discounted to present value at the rate of five percent (5%) per annum.

       17.5 Other. Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease; and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed to Landlord by Tenant on demand. Any and all remedies set forth in this Lease:

(i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

       17.6 Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims, and remedies thereunder.

18. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during the first sixty (60) days of such holdover at one hundred fifty percent (150%) of the rate in effect immediately preceding such holdover and thereafter at double the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages (including attorneys' fees and expenses), consequential as well as direct, sustained by reason of Tenant's holding over. In addition, at any time while Tenant remains in possession, Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute a renewal of this Lease for one year for the fair market rental value of the Premises as reasonably determined by Landlord but in no event less than the Rent payable immediately prior to such holding over. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

19. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord, as security for the performance of Tenant's obligations under this Lease, the security deposit set forth in Section 1.8 of the Lease Provisions (the "Security Deposit"). Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is used, Tenant, within five (5) days after written demand therefor shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. If no Default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Term and vacation of the Premises by Tenant. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building. Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit; and Landlord shall be relieved of any liability with respect to the Security Deposit.

20. SUBSTITUTION OF OTHER PREMISES. Landlord shall have the right at any time to move Tenant to any other leasable space in the Building provided that said space shall be approximately the same size as the Premises and that Landlord shall pay the cost of moving Tenant's furniture and equipment to the new space. The new space shall include tenant improvements that are substantially equivalent to the tenant improvements contained in the Premises, and the cost of any required tenant improvements shall be paid by Landlord. If Landlord elects to relocate Tenant, Landlord shall give Tenant written notice of its election. Landlord shall deliver substitute space to Tenant not more than one hundred eighty (180) days after Tenant approves plans for the construction of required tenant improvements, if any, at the new space. Tenant shall not unreasonably withhold or delay its approval of any plans for the construction of tenant improvements. Landlord shall give Tenant thirty (30) days advance notice of the estimated move-in date. After Tenant moves into the new space, this Lease shall remain in full force and effect and be deemed applicable to such new space. Upon Tenant's relocation, Landlord and Tenant shall amend this Lease to provide for the relocation of the Premises. Landlord's right to relocate Tenant hereunder shall be limited to relocation of Tenant to comparable space which, for purposes of this Lease, shall be defined to mean space of substantially similar size as the Premises with substantially similar LaSalle Street exposure as the Premises, or such other space as Landlord and Tenant may mutually agree is comparable space. Landlord shall pay all reasonable expenses related to the cost of relocating Tenant, including, but not limited to the cost of moving furniture and equipment to the new space, new business stationery and installation of telephone and computer equipment. Such move shall be made during evenings, weekends, or such other time as is agreeable to Tenant so as to incur the least inconvenience to Tenant.

21.    DEMOLITION OR RENOVATION. Intentionally Omitted.

22. ESTOPPEL CERTIFICATES. Tenant agrees that, from time to time upon written request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within fourteen (14) days after request, Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such certificate in Tenant's name.

23. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (a) any present or future ground, underlying or operating lease of the Building, and all amendments, renewals and modifications to any such lease, and (b) the lien of any present or future mortgage or deed of trust encumbering fee title to the Building and/or the leasehold estate under any such lease. If any such mortgage or deed of trust be foreclosed, or if any such lease be terminated, upon request of the mortgagee, beneficiary or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, beneficiary, lessor or purchaser at foreclosure, as the case may be, to execute such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment on the form customarily used by such party. Notwithstanding the foregoing to the contrary, any such mortgagee, beneficiary or lessor may elect to give the rights and interests of Tenant under this Lease (excluding rights in and to insurance proceeds and condemnation awards) priority over the lien of its mortgage or deed of trust or the estate of its lease, as the case may be. In the event of such election and upon the mortgagee, beneficiary or lessor notifying Tenant of such election, the rights and interests of Tenant shall be deemed superior to and to have priority over the lien of said mortgage or deed of trust or the estate of such lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or lease. In such event, Tenant shall execute and deliver whatever instruments may be required by such mortgagee, beneficiary or lessor to confirm such superiority on the form customarily used by such party. If Tenant fails to execute any instrument required to be executed by Tenant under this Section 23 within ten (10) days after request, Tenant irrevocably appoints Landlord as its attorney-in-fact, in Tenant's name, to execute such instrument.

24. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

25. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s), if any, set forth in Section 1.9 of the Lease Provisions (the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including, attorneys' fees and expenses) arising from either (i) a claim for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease, or (ii) a claim of, or right to, lien under the Statutes of Illinois relating to real estate broker liens with respect to any such broker retained by, or claiming to have been retained by, Tenant. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and a Broker if, and only if, a written agreement with that Broker has been signed by Landlord.

26. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address set forth above or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt (or refusal of receipt) or two (2) business days after posting in the United States mail.

27.    MISCELLANEOUS.

       27.1 Successors and Assigns. Subject to Section 15, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective

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

legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

       27.2 Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant, superseding any letters of intent and other prior writings and conversations between them or their agents, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

       27.3 Time of Essence. Time is of the essence of this Lease and each and all of its provisions.

       27.4 Execution and Delivery. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for fifteen (15) days after such delivery. This Lease may be executed and delivered in counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

       27.5 Governing Law. This Lease shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to its conflicts of laws principles.

       27.6 Attorneys' Fees. Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys fees and expenses, incurred by Landlord in successfully enforcing this Lease or incurred by Landlord as a result of any litigation to which Landlord becomes a party as a result of this Lease.

       27.7 Delay in Possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord's reasonable control. If Landlord is unable to deliver possession of the Premises to Tenant by the Commencement Date, the Commencement Date shall be deferred until Landlord can deliver possession to Tenant, and the Expiration Date shall be deferred for an equal number of days, provided, however, that if possession is not delivered by December 31, 1995, Landlord will provide Tenant temporary space within the Building at Landlord's sole cost and expense including telephone and computer cabling, and relocating Tenant, at Landlord's expense to the Premises upon delivery of Premises provided that all working drawings are executed by Tenant prior to September 1, 1995 and no material items with extended lead time are specified by Tenant. Notwithstanding the above, Tenant shall have the right to terminate this Lease if possession is not delivered on or prior to June 30, 1996.

       27.8 Force Majeure. Landlord and Tenant shall not be in default hereunder and neither party shall be excused from performing any of its obligations hereunder if such party is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond such party's reasonable control; provided, however, in no event shall Tenant be excused from performing its obligation to pay Rent hereunder on account of any of the foregoing clauses.

     27.9 Interpretation. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender. This Lease shall not be construed more strictly against one party than the other merely by virtue of the fact that it was prepared by counsel for one of the parties, it being acknowledged and agreed that both parties have had meaningful opportunities to review, comment upon and negotiate each and every provision hereof.

     27.10 No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

     27.11 No Recording. Tenant shall not record this Lease or a memorandum of this Lease in any official records.

     27.12 Limitation of Liability. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

     27.13 Authority. If Tenant is a corporation, trust, or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

     27.14 Conflict. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

     27.15 Multiple Parties. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 26 on one Tenant shall be deemed service of notice on all Tenants.

     27.16 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

     27.17 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Building.

     27.18 Security Interest. In consideration of the covenants and agreements contained herein, and as a material consideration to Landlord for entering into this Lease, Tenant hereby unconditionally grants to Landlord a continuing security interest in and to all personal property of Tenant located in, or left at, the Building and the security deposit and any advance rent payment or other deposit, now in or hereafter delivered to or coming into the possession, custody or control of Landlord, by or for the account of Tenant, together with any increase in profits or proceeds from such property. The security interest granted to Landlord hereunder secures payment and performance of all obligations of Tenant under this Lease now or hereafter arising or existing, whether direct or indirect, absolute or contingent, or due or to become due. In the event of a default under this Lease which is not cured within the applicable grace period, if any, Landlord is and shall be entitled to all the rights, powers and remedies granted a secured party under the Illinois Uniform Commercial Code and otherwise available at law or in equity, including, but not limited to, the right to retain as damages the personal property, security deposit and other funds held by landlord, without additional notice or demand regarding this security interest. Tenant agrees that it will execute such other documents or instruments as may be reasonably necessary to carry out and effectuate the purpose and terms of this Section or as otherwise reasonably requested by Landlord, including without limitation, execution of a UCC-1 financing statement. Tenant's failure to execute such documents within ten (10) days after request shall constitute a default under this Lease and Landlord shall have the right to execute such documents and instruments as Tenant's attorney-in-fact.

     27.19 Waiver of Trial by Jury. In any proceeding to enforce the terms of this Lease or obtain any remedy provided for herein or otherwise permitted by law in connection with the subject matter hereof, Landlord and Tenant waive trial by jury to the fullest extent permitted by law.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                                      LANDLORD:
LODESTAR FINANCIAL SERVICES, INC.            208 SOUTH LASALLE ASSOCIATES, L.P.

By: /s/ William A. Goldstein                 By: 208 LaSalle L.L.C.
    ------------------------------               its General Partner
      Its: President
           -----------------------
                                                 By: /s/ George R. Cornwell
                                                     ---------------------------
                                                      Its: Managing Member
                                                           ---------------------

                           (Landlord's Acknowledgment)

STATE OF Illinois          )
                           )    SS
COUNTY OF Cook             )

On this 31st day of August, 1995 before me appeared George R. Cornwell to me personally known, who being by me duly sworn, did say that he is the Managing Member of 208 LASALLE L.L.C., the general partner of 208 SOUTH LASALLE ASSOCIATES, L.P., an Illinois limited partnership, the partnership that executed the within and foregoing instrument and that said instrument was signed by him on behalf of the general partner on behalf of said partnership as the free act and deed of said partnership.

                                              /s/ Christine R. Berardi
                                              ----------------------------------
                                              NOTARY PUBLIC

                                              Cook
                                              ----------------------------------
                                              County

                                              My commission expires: 1/22/97
                                                                     -----------

                        (Tenant Corporate Acknowledgment)

STATE OF   IL               )
                            )    SS
COUNTY OF Cook              )

On this 22nd day of August, 1995 before me appeared William A Goldstein, to me personally known, who being by me duly sworn, did say that (he) (she) is the President of Lodestar Financial Services, Inc., the corporation that executed the within and foregoing instrument and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and that the seal affixed is the corporate seal of said corporation and said he acknowledged said instrument to be the free act and deed of said corporation.

                                                 /s/ Kimberly Hargreaves-Geary
                                                 -------------------------------
                                                 NOTARY PUBLIC

                                                 Cook
                                                 -------------------------------
                                                 County

                                                 My commission expires: 9-5-98
                                                                        --------

                                   EXHIBIT "A"

                               [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

1. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily included within Tenant's use of the Premises as specified in the Lease.

2. Tenant shall not make any use of the Premises which may be dangerous to person or property or which shall increase the cost of insurance or require additional insurance coverage.

3. Tenant shall not paint, display, inscribe or affix any sign, picture, advertisement, notice, lettering or direction or install any lights on any part of the outside or inside of the Building, other than the Premises, and then not on any part of the inside of the Premises which can be seen from outside the Premises, except as approved by Landlord in writing.

4. Tenant shall not use the name of the Building in advertising or other publicity, except as the address of its business, and shall not use pictures of the Building in advertising or publicity.

5. Tenant shall not obstruct or place objects on or in sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building.

6. Bicycles shall not be permitted in the Building other than in locations designated by Landlord.

7. Tenant shall not allow any animals, other than seeing-eye dogs, in the Premises or the Building.

8. Tenant shall not disturb other tenants or make excessive noises, cause disturbances, create excessive vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices outside of the Building or the Premises.

9. Tenant shall not waste electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls except for the thermostats within the Premises. Tenant shall keep all doors to the Premises closed.

10. Unless Tenant installs new doors to the Premises, Landlord shall furnish two
(2) sets of keys for all doors to the Premises at the commencement of the Term. Tenant shall furnish Landlord with duplicate keys for any new or additional locks on doors installed by Tenant. When the Lease is terminated, Tenant shall deliver all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

11. Except as otherwise provided in the Lease, Tenant shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Landlord.

12. Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.

13. Landlord may require that all persons who enter or leave the Building identify themselves to watchmen, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

14. Tenant shall not overload floors; and Tenant shall obtain Landlord's prior written approval as to size, maximum weight, routing and location of business machines, safes, and heavy objects. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises.

15. In no event shall Tenant bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of an intrinsically dangerous nature.

16. Furniture, equipment and other large articles may be brought into the Building only at the time and in the manner designated by Landlord. Tenant shall furnish Landlord with a list of furniture, equipment and other large articles which are to be removed from the Building, and Landlord may require permits before allowing anything to be moved in or out of the Building. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

17. No person or contractor, unless approved in advance by Landlord, shall be employed to do janitorial work, interior window washing, cleaning, decorating or similar services in the Premises.

18. Tenant shall not use the Premises for lodging, cooking (except for microwave reheating and coffee makers) or manufacturing or selling any alcoholic beverages or for any illegal purposes.

19. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

20. Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

21. Tenant shall not loiter, eat, drink, sit or lie in the lobby or other public areas in the Building. Tenant shall not go onto the roof of the Building or any other non-public areas of the Building (except the Premises), and Landlord reserves all rights to control the public and non-public areas of the Building. In no event shall Tenant have access to any electrical, telephone, plumbing or other mechanical closets without Landlord's prior written consent.

22. Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building except in accordance with regulations for their use established by Landlord.

23. Tenant shall not dispose of any foreign substances in the toilets, urinals, sinks or other washroom facilities, nor shall Tenant permit such items to be used other than for their intended purposes; and Tenant shall be liable for all damage as a result of a violation of this rule.

24. In no event shall Tenant allow its employees to use the public areas of the Building as smoking areas.

                                   EXHIBIT "C"

                              WORK LETTER AGREEMENT

TO:  Lodestar Financial Services, Inc.

RE:  Premises located at:
     208 South LaSalle
     Suite 1710
     Chicago, IL 60604

Ladies and Gentlemen:

     Simultaneously with the execution of this Work Letter Agreement, you ("Tenant") and 208 South LaSalle Associates, L.P. ("Landlord") are entering into a lease (the "Lease") pertaining to the space referred to above (the "Premises").

     In consideration of the covenants contained in this Work Letter Agreement and in the Lease, Landlord and Tenant agree as follows:

Tenants Plans:            1. Tenant desires Landlord to perform certain
                          leasehold improvement work (the "Work") in the Premises pursuant to a plan (the "Plan") for the Work prepared by Gastinger & Walker dated August 17, 1995, a copy of which is attached hereto as Exhibit "D". The
                          Work and the Plan have been approved by Landlord and Tenant but such approval by Landlord shall not constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises with the exception of constructing the Premises in accordance with local current building codes and ordinances, nor shall Landlord's approval of the Plan create any liability or responsibility on the part of Landlord for compliance with applicable statutes, ordinances, regulations, laws, codes and industry standards, including without limitation, any and all statutes, ordinances, regulations, laws, codes and industry standards relating to handicap discrimination (including, without limitation, the
                          Americans with Disabilities Act).

Working Drawings:         2. If necessary for the performance of the Work,
                          Landlord, at its expense, shall prepare final Working
                          Drawings and specifications for the Work (the
                          "Working Drawings") based upon and consistent with the Plan. Tenant shall approve or disapprove and modify the Working Drawings within five (5) business days after receipt of same from Landlord. If Tenant modifies said Working Drawings, said drawings shall require Landlord's final approval.

Performance of the Work:  3. Except as hereinafter provided to the contrary
                          Landlord, at its expense, shall perform the Work shown on the Plan and Working Drawings using (except as may be stated or shown in the Plan or the Working Drawings) building standard materials and quantities ("Building Standards"), a copy of which is attached hereto as Exhibit "E". Tenant shall not be entitled to any credit or payment from Landlord for any Building Standards or any non-standard work not utilized by Tenant.

Substantial Completion:    4.    Landlord shall use reasonable efforts to cause
                           the Work to be "substantially completed" on or before the date described in Section 1.11 of the Basic Lease Provisions in the Lease, subject to delays described in Section 27.8 of the Lease and delays described in Paragraph 5 of this Work Letter
                           Agreement. The Work shall be considered
                           "substantially completed" for all purposes under this Work Letter Agreement and the Lease if and when
                           Landlord's architect issues a written certificate to Landlord and Tenant, certifying that the Work has been completed (except for minor finish-out and "punchlist" items) in substantial compliance with the Plan and, if applicable, the Working Drawings, or when Tenant first takes occupancy of the Premises, whichever first occurs. If the Work is not substantially completed on or before the date described in Section 1.11 of the Basic Lease
                           Provisions in the Lease by reason of any delay
                           (other than a delay specified in Paragraph 5 below), the Lease shall remain in effect, Landlord shall have no liability to Tenant as a result of any delay in occupancy, the date described in Section 1.11 of the Basic Lease Provisions in the Lease shall be extended (subject to Paragraph 5 below) to the date on which the Work is substantially completed and the Expiration Date shall be extended by an equal number of days.

Tenant Delays:             5.    There shall be no extension of the date
                           described in Section 1.11 of the Basic Lease
                           Provisions in the Lease (as permissibly extended under Paragraph 4 above) if the Work has not been substantially completed on said date by reason of any delay attributable to Tenant, including without limitation:

                           (i) Tenant's requirements for special work or materials, finishes, or installations other than the Building Standards;

                           (ii) the performance of any other work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

                           (iii) any other material act or omission of Tenant.

Additional Work:         6. Upon Tenant's request and submission by Tenant
                         (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for (i) work other than the Work specified in the Plan and Working Drawings (the "Additional Work") or (ii) material other than Building Standard materials, including, but not limited to floor and wall coverings, ("Upgrade Materials"), Landlord may, at its election, perform the Additional Work or substitute such Upgrade
                         Material for Building Standard materials, as applicable, at Tenant's sole cost and expense (except, only in the case of dedicated, 20 amp outlets indicated on the Plan which are not installed by the completion of the Work; such incremental difference in cost between installing such dedicated circuits and ordinary, Building Standard outlets shall be a credit to Tenant toward Additional Work or Upgrade Materials).
                         Prior to commencing any Additional Work or utilizing any Upgrade Materials requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work or the incremental cost of such Upgrade Materials, which includes a credit for the price of Building Standard materials. The aforementioned cost in the case of Additional Work shall include a five percent (5%) add-on charge for Landlord's field supervision, administration and overhead. Submitted simultaneously with such additional cost statement, Landlord shall also deliver a proposed
                         Tenant Extra Order (the "TEO") for Additional Work or
                         Upgrade Materials in the standard form then in use by Landlord. If Tenant shall fail to enter into said TEO within one (1) week after Tenant's receipt thereof, Landlord shall proceed to do only the Work specified in the Plan and Working Drawings utilizing only Building
                         Standard materials. Tenant agrees to pay to Landlord, concurrently with its execution of the TEO, the entire cost of the Additional Work or the incremental cost of the Upgrade Materials, as applicable, as shown in the statement delivered by Landlord.

                         Notwithstanding the above, any non-Building Standard, special order items, including, but not limited to floor and wall coverings and items not returnable to vendor shall be excluded from the above paragraph, and shall be at Tenant's sole cost and expense if any Additional Work or Upgraded Material TEO is initiated by Tenant, upon or after Tenant's execution of the Working Drawings.

Tenant Access:           7. Landlord, in Landlord's discretion and upon request
                         by Tenant, may grant to Tenant and Tenant's agents a license to enter the Premises prior to the date designated in the Lease for the commencement of the Term in order that Tenant may do other work required by Tenant to make the

                         Premises ready for Tenant's use and occupancy. It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

                         (a) Tenant shall give to Landlord not less than three
                         (3) days' prior notice of its request to have such access to the Premises, as long as Tenant has delivered to Landlord prior to giving such notice: (i) a description of and schedule for the work to be performed by those persons and entities for whom and which such access is being requested; (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom and which such early access is being requested and the approximate number of individuals, itemized by trade, who will be present in the Premises; (iii) copies of all contracts pertaining to the performance of the work for which such early access is being requested; (iv) copies of all plans and specifications pertaining to the work for which such access is being requested; (v) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested;
                         (vi) certificates of insurance (in amounts and with insured parties satisfactory to Landlord) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with such work; and (vii) assurances of the availability of funds sufficient to pay for all such work. All of the foregoing shall be subject to Landlord's approval, which shall not be unreasonably withheld.

                         (b) Such early access shall be subject to scheduling by Landlord.

                         (c) Tenant's agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord and Landlord's agents in performing the Work and any Additional Work in the Premises, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, including labor disharmony, Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

                         Any such entry into and occupation of the Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent and specifically including the provisions of Sections 10, 11, and 12 thereof. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's work or installations made in the Premises or to property placed therein prior to the commencement of the Term, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Premises or to any portion of the Work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event the performance of the work by Tenant, its agents, employees or contractors causes extra costs to Landlord or requires the use of elevators during hours other than 7:00 a.m. to 3:00 p.m. on Monday through Friday (except holidays), Tenant shall reimburse Landlord for the entire extra cost and the cost incurred by Landlord for the engineers or operators under applicable union regulations or contracts.

Entire Agreement:        8.  The terms and provisions of the Lease, insofar as
                         they are applicable to this Work Letter Agreement, are hereby incorporated herein by reference.

Landlord's Remedies:     9.  All amounts payable by Tenant to Landlord hereunder
                         shall be deemed to be Rent under the Lease and upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

 TENANT:                                     LANDLORD:

 LODESTAR FINANCIAL SERVICES, INC.           208 SOUTH LASALLE ASSOCIATES, L.P.,
                                             an Illinois limited partnership

 By:  /s/ William A. Goldstein               By: /s/ George R. Cornwell
     -----------------------------               --------------------------
 Title: President                            Title: Managing Member
        --------------------------                  -----------------------

                                   EXHIBIT "E"
                        LODESTAR FINANCIAL SERVICES, INC.

                               BUILDING STANDARDS

                               BUILDING COMPONENTS

1.   WALLS:

     a. Public corridor and demising partitions shall be one-hour fire rated, consisting of 2-1/2" steel stud 24" OC, with one (1) layer of 5/8" gypsum board, type "x", each side from floor to underside of slab.

     b.   Interior office partitions shall be 2-1/2" steel stud 24" OC, with one
          (1) layer of 5/8" gypsum board each side from floor to underside of suspended ceiling. Sound attenuating blankets extended 3' on either side of partitions for offices fronting on LaSalle Street and conference room.

     c. Half height walls in lieu of full height walls shall be 2-1/2" steel stud 16" OC with one (1) layer of 5/8" gypsum board each side. Wall must be properly configured for stability.

2.   DOORS AND FRAMES:

     a. Corridor entrance door shall be single swing, 3'0" x 7'0" x 1-3/4" thick, solid core oak doors with hardwood frames. One (1) glass panel door inset is included.

     b. Secondary exit door shall be single swing oak solid core doors, 3'0" x 7'0" x 1-3/4" thick, with hardwood frames.

     c. Interior office doors shall be single swing oak solid core doors, 3'0" x 1-3/4".

3.   HARDWARE:

     a. All doors shall have the following in US10 (bronze) finish: A Russwin 800 Series passage set with lever handles, hinges 4-1/2" x 4-1/2" (one and one-half (1-1/2) pair per door), one (1) wall stop (Ives 407.5). Door silencers shall be provided on aluminum door frames. Three (3) coat hooks mounted on an oak board on wall behind each office door.

     b. Corridors/entrance door and secondary exit door (in addition to the above provisions) shall include: locksets keyed to the building master and LCN overhead type surface mounted automatic door closer (to match US10 finish).

4.   WINDOWS:

     a.   Exterior wood double hung windows shall remain as per the Plan.


5.   MILLWORK:

     a. Half height walls (if and where substituted for full height partitions) shall have a 3-3/4"w x 3/4"h oak cap.

     b. Break Room Unit: One pre-manufactured sink with base and upper cabinet (Omni style) by Merillat as per the Plan.

     c. Coat Rod and Shelf: Oak coat rod with plastic laminate shelf on metal brackets at 2'-0" OC as per the Plan.

                                    FINISHES

1.   CEILINGS:

     a. Suspended ceiling system shall be provided consisting of one (1) continuous 2' x 2' standard 1/2" flat grid. Main hangers shall occur every four (4) feet, with direction to be determined base upon optimum light fixture placement. Acoustical ceiling tile to be 2' x 2' Travertone with revealed edge by Armstrong.

2.   FLOORS:

     a. Carpet shall be installed by tackless method. One (1) color (tenant's choice) shall be selected from the Building Color Palette. Carpet to be LEES Best Regards III.

     b. Vinyl floor covering shall be 12 x 12 tile (VCT) installed over properly prepared subfloor. One (1) color shall be selected from the Building Color Palette. VCT to be Standard Exelon by Armstrong.

3.   WINDOWS:

     a. Finishes: Exterior wood double hung windows shall be painted with enamel semi-gloss to match wall color selection. All windows to be checked/repaired for leakage and rattles.

     b. Treatment: Windows shall be provided with 1" metal mini-blinds. Color shall be building standard almond.

4.   BASE:

     a. Vinyl Base: Wall base shall be 4" high (straight at carpet, covered at VCT) with color to be selected from Building Standard Palette. Base shall be VPI Series 300.

5.   WALLS:

     a.   Painting of partitions, columns and walls. Painting shall be with two
          (2) coats of flat latex finish paint as selected from the Building Color Palette color chart. Up to two (2) colors may be used provided transitions occur at natural areas such as door openings, column breaks, etc. Vinyl wall covering in the two (2) LaSalle Street offices, conference room, reception rooms, and hallway.

6.   MILLWORK, DOORS, and FRAMES:

     a. All wood shall be mahogany stain with a clear finish. Wainscotting and chair-rail in reception room; chair-rail in the conference room.

7.   ACCESSORIES:

     a. Electrical, Data and Telephone: Plastic outlets, switches and cover plates shall be off-white in color.

     b. All ceiling components such as HVAC grilles, suspended ceiling grids, etc. shall use off-white in color.

     c.   Light fixture diffusers shall be chrome finish.

     d.   Sinks, faucets, drains, etc. shall be chrome plated or stainless steel
          (SS) finish.

     e.   Plastic laminate cabinets shall be standard almond color.

                                BUILDING SERVICES

1.   HEATING/COOLING:

     a. Building mechanical system consists of a perimeter induction system combined with an interior dual duct forced air HVAC system. The Development Package includes painted metal induction covers as standard. 2' x 2' perforated metal ceiling grilles will be supplied for both supply and returns, with quantities supplied for stand office configurations.

2.   PLUMBING:

     a.   Sink shall be single compartment SS by Kohler.

     b.   Faucets shall be American Standard Gooseneck.

     c. Five gallon electrical hot water heater shall be supplied and installed in sink cabinet.

     d.   Grease trap shall be provided as required by Code.

3.   ELECTRICAL:

     a. Electrical Outlets: Electrical outlet needs shall be based upon typical office requirements estimated at two (2) watts/USF and the Plan.

     b. Light Fixtures: Lighting needs shall be based upon typical office requirements estimated at three (3) watts/USF. 24" X 48" three (3) lamp fixtures (with 18 cell parabolic) shall be provided based upon the Plan. Spacing shall not interrupt main tees. Initial lamping shall be cool white. One (1) switch shall be provided in each fixed office with additional switches as required for enclosed and general work areas.

4.   DATA:

     a. Telephone/data outlets shall consist of a receptacle and cover plate with conduit and pull string to the ceiling, for use by the tenant's telephone and/or computer networking installers. Outlets shall be provided as per the Plan.

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